Exhibit (c)(14)


                          UNITED STATES COURT OF APPEALS
                              FOR THE THIRD CIRCUIT

                              Nos. 96-2025 & 96-2026
                      NORFOLK SOUTHERN CORPORATION, ET AL.,
                            Appellants in No. 96-2025

                                        v.

                            PETER D. FERRARA, ET AL.,
                            Appellants in No. 96-2026

                              Nos. 97-1006 & 97-1009

                      NORFOLK SOUTHERN CORPORATION, ET AL.,
                            Appellants in No. 97-1006

                                        v.

                            PETER D. FERRARA, ET AL.,
                            Appellants in No. 97-1009

                   Appeal from the United States District Court
                     For the Eastern District of Pennsylvania
                   (D.C. Civil Nos. 96-cv-07167 & 96-cv-07350)

         Present:  Stapleton, Scirica, and Nygaard, Circuit Judges


                                     JUDGMENT


              These causes came on to be heard on the record from the

         United States District Court for the Eastern District of

         Pennsylvania and was submitted pursuant to Third Circuit LAR

         34.1(a) on February 25, 1997.

              On consideration whereof, it is now here ordered and

         adjudged by this Court that the judgment of the said District

         Court dated November 19, 1996 and entered November 20, 1996 and the judgment dated January 9, 1997 and entered January 10,

         1997, be, and the same are hereby affirmed.  All of the above in accordance with the opinion of this Court.







                                       ATTEST:

                                                /s/ P. Douglas Sisk

                                       Clerk

         Dated:  March 7, 1997